Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Broadstone Net Lease, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.00025 per share	457(r)	14,950,000	$21.35	$319,182,500	0.0000927	$29,588.22
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$319,182,500		$29,588.22
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$29,588.22

(1)	Assumes exercise in full of the underwriters’ option to purchase up to 1,950,000 additional shares of common stock.
(2)

The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-257317) filed by the Registrant on June 23, 2021.